Exhibit 10.9

REORGANIZATION AGREEMENT

This is a REORGANIZATION AGREEMENT, dated as of May 2, 2012 (the “Agreement”), by and among Edgen Group Inc., a Delaware corporation (“Edgen Group”), Edgen Murray II, L.P., a Delaware limited partnership (“EM II LP”), Bourland & Leverich Holdings, LLC, a Delaware limited liability company (“B&L”), EDG Holdco LLC, a Delaware limited liability company (“EDG LLC”), and EM Holdings LLC, a Delaware limited liability company (“EM Holdings”).

WHEREAS, Edgen Group was incorporated on December 15, 2011 for the purpose of engaging in an initial public offering (the “Initial Public Offering”) of its equity securities;

WHEREAS, on December 29, 2011, Edgen Group filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-178790) to effect the Initial Public Offering (the “Registration Statement”);

WHEREAS, on April 26, 2012, the Registration Statement became effective;

WHEREAS, on April 26, 2012, Edgen Group entered into the Underwriting Agreement with the underwriters named in the Registration Statement;

WHEREAS, on April 27, 2012, Edgen Group amended and restated its certificate of incorporation to, among other things: (a) authorize Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), which has economic rights and one vote per share; (b) authorize Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), which has no economic rights and one vote per share; (c) authorize preferred stock that is undesignated; and (d) convert its one outstanding share of common stock (which is owned by Edgen Holdings LLC, a Delaware limited liability company) to one share of Class A Common Stock;

WHEREAS, EM II LP owns all of the issued and outstanding equity interests of EMGH Limited, a limited company organized under the laws of England and Wales (“EMGH”), and all of the issued and outstanding shares of capital stock of Edgen Murray Corporation, a Nevada corporation (“EMC”);

WHEREAS, B&L owns all of the membership units of Bourland & Leverich Supply Co. LLC, a Delaware limited liability company (“B&L Supply”);

WHEREAS, Edgen Group formed EDG LLC on March 27, 2012 and is its sole member;

WHEREAS, EDG LLC formed EM Holdings on March 27, 2012 and is its sole member;

WHEREAS, conditioned upon the closing of the Initial Public Offering (the “Closing”), the parties hereto desire to consummate a reorganization (the “Reorganization”) in accordance with the Plan of Reorganization attached as Schedule 1 hereto (the “Plan”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Definitions.  The following definitions shall be for all purposes applied to the terms used in this Agreement (including the Plan), unless otherwise clearly indicated to the contrary.

(a)            “Agreement” has the meaning set forth in the preamble of this Agreement.

(b)           “Assignee” has the meaning set forth in Section 11 of this Agreement.

(c)           “Assignor” has the meaning set forth in Section 11 of this Agreement.

(d)           “B&L” has the meaning set forth in the preamble of this Agreement.

(e)           “B&L Indemnitee” shall mean (i) B&L and its Representatives, (ii) the Representatives of each Person referred to in clause (i), and (iii) the successors, heirs, personal representatives and assigns of each Person referred to in clauses (i) and (ii).

(f)           “B&L Supply” has the meaning set forth in the preamble of this Agreement.

(g)           “Class A Common Stock” has the meaning set forth in the preamble of this Agreement.

(h)           “Class B Common Stock” has the meaning set forth in the preamble of this Agreement.

(i)           “Closing” has the meaning set forth in the preamble of this Agreement.

(j)           “Edgen Group” has the meaning set forth in the preamble of this Agreement.

(k)           “EDG LLC” has the meaning set forth in the preamble of this Agreement.

(l)           “EM II LP” has the meaning set forth in the preamble of this Agreement.

(m)           “EM II LP Indemnitee” shall mean (i) EM II LP and its Representatives, (ii) the Representatives of each Person referred to in clause (i), and (iii) the successors, heirs, personal representatives and assigns of each Person referred to in clauses (i) and (ii).

(n)           “EMC” has the meaning set forth in the preamble of this Agreement.

(o)           “EMGH” has the meaning set forth in the preamble of this Agreement.

(p)           “EM Holdings” has the meaning set forth in the preamble of this Agreement.

(q)           “Indemnitees” shall mean EM II LP Indemnitees and B&L Indemnitees.

(r)           “Initial Public Offering” has the meaning set forth in the preamble of this Agreement.

(s)           “Liabilities” shall mean, with respect to any Person as of any time of determination, all of the debts, liabilities and obligations of any nature whatsoever (whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured, determined or indeterminable) (i) of such Person as of such time of determination or (ii) arising after the time of determination if resulting from acts or omissions of such Person, or the conduct of such Person’s business, on or before the time of determination.

(t)           “Losses” shall mean all losses, Liabilities, damages (including punitive damages), penalties, obligations, awards, judgments, settlements, fines, deficiencies, demands, interest, claims (including third party claims whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description).

(u)           “Parties” means Edgen Group, EM II LP, B&L and EDG LLC.

(v)           “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

(w)           “Plan” has the meaning set forth in the preamble of this Agreement.

(x)           “Registration Statement” has the meaning set forth in the preamble of this Agreement.

(y)           “Reorganization” has the meaning set forth in the preamble of this Agreement.

(z)           “Representatives” shall mean, with respect to any Person, the partners (general and/or limited), members, equity holders, managers, directors, officers, employees, attorneys, agents and other representatives and affiliates of such Person.

(aa)           “Sale Transaction” has the meaning set forth in Section 15 of this Agreement.

(bb)           “Transaction Documents” shall mean this Agreement and any agreement or instrument delivered pursuant hereto.

2.           The Reorganization.  Each party hereto shall carry out the Reorganization steps to be carried out by it set forth in the Plan as and when set forth in the Plan. If the Closing does not occur within ten (10) days after the date hereof, this Agreement, including the Plan, shall be void ab initio and of no further force or effect.

3.           Representations and Warranties of Edgen Group.  Edgen Group represents and warrants to each of the other Parties hereto as follows:

(a)           Edgen Group is a corporation validly existing and in good standing under the laws of the State of Delaware;

(b)           Edgen Group has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions to be carried out by Edgen Group as provided for herein;

(c)           The execution and delivery of this Agreement by Edgen Group and the consummation by Edgen Group of the transactions contemplated hereby to be carried out by Edgen Group have been duly and validly authorized by all necessary corporate action on the part of Edgen Group, and no other proceedings on the part of Edgen Group are necessary to authorize this Agreement or to consummate the transactions contemplated hereby to be carried out by Edgen Group;

(d)           This Agreement constitutes the legal, valid and binding obligation of Edgen Group, enforceable against Edgen Group in accordance with the terms hereof.

4.           Representations and Warranties of EM II LP.  EM II LP represents and warrants to each of the other parties hereto has follows:

(a)           EM II LP is a limited partnership validly existing and in good standing under the laws of the State of Delaware;

(b)           EM II LP has full limited partnership power and limited partnership authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions to be carried out by EM II LP as provided for herein;

(c)           The execution and delivery of this Agreement by EM II LP and the consummation by EM II LP of this Agreement and the transactions contemplated hereby to be carried out by EM II LP have been duly and validly authorized by all necessary partnership action on the part of EM II LP, and no other proceedings on the part of EM II LP  are necessary to authorize this Agreement or to consummate the transactions contemplated hereby to be carried out by EM II LP; and

(d)           This Agreement constitutes the legal, valid and binding obligation of EM II LP, enforceable against EM II LP in accordance with the terms hereof.

5.           Representations and Warranties of B&L.  B&L represents and warrants to each of the other parties hereto has follows:

(a)           B&L is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

(b)           B&L has full limited liability company power and limited liability company authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions to be carried out by B&L as provided for herein;

(c)           The execution and delivery of this Agreement by B&L and the consummation by B&L of this Agreement and the transactions contemplated hereby to be carried out by B&L have been duly and validly authorized by all necessary limited liability company action on the part of B&L, and no other proceedings on the part of B&L are necessary to authorize this Agreement or to consummate the transactions contemplated hereby to be carried out by B&L; and

(d)           This Agreement constitutes the legal, valid and binding obligation of B&L, enforceable against B&L in accordance with the terms hereof.

6.           Representations and Warranties of EDG LLC.  EDG LLC represents and warrants to each of the other parties hereto has follows:

(a)           EDG LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

(b)           EDG LLC has full limited liability company power and limited liability company authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions to be carried out by EDG LLC as provided for herein;

(c)           The execution and delivery of this Agreement by EDG LLC and the consummation by EDG LLC of this Agreement and the transactions contemplated hereby to be carried out by EDG LLC have been duly and validly authorized by all necessary limited liability company action on the part of EDG LLC, and no other proceedings on the part of EDG LLC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby to be carried out by EDG LLC; and

(d)           This Agreement constitutes the legal, valid and binding obligation of EDG LLC, enforceable against EDG LLC in accordance with the terms hereof.

7.           Exclusive Representations and Warranties; Exculpation; Release.  Each Party hereto acknowledges and agrees that: (a) except for the representations and warranties expressly made by the parties hereto, respectively, in this Agreement or any other Transaction Document, none of the parties hereto has made or makes any representations or warranties, including, without limitation, any implied representations or warranties, to any other Party hereto with respect to the subject matter hereof, (b) each of the parties hereto hereby disclaims any such other or implied representations or warranties with respect to the subject matter hereof, (c) such Party is not relying on any representations, warranties, statements or information with respect to the subject matter hereof except for the representations and warranties expressly made to such Party by the parties hereto, respectively, in this Agreement or the other Transaction Documents, and (d) no Party hereto shall have any liability to any other Party hereto in connection with the transactions contemplated hereby, except for any liability that may arise out of (1) any failure by such Party to perform such Party’s obligations under this Agreement or the other Transaction Documents or (2) any breach of any representation or warranty made by such Party in this Agreement or the other Transaction Documents that survives the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (clauses (1) and (2), the “Liability Exceptions”).  In furtherance of the foregoing, each Party hereto hereby waives and releases, to the fullest extent permitted by applicable law, any and all rights, claims and causes of action (including rights of contribution, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against any other Party or any other Party’s affiliates, with respect to the subject matter of this Agreement or in connection with the transactions contemplated hereby, other than with respect to the Liability Exceptions.

8.           Survival of Representations and Warranties.  All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a Party or on its behalf.

9.           Expense Reimbursement.  From and after the Closing, Edgen Group shall provide, or cause its subsidiaries to provide, each of EM II LP and B&L with such accounting, legal, tax and administrative services as EM II LP or B&L, as the case may be, shall reasonably request from time to time in connection with its investment in Edgen Group and EDG LLC, including such functions as are currently performed in respect of its pre-Reorganization investments. The quality of the services provided shall be substantially equivalent to the quality with which Edgen Group performs such functions on its own behalf.  From and after the Closing, Edgen Group shall reimburse each of EM II LP and B&L for all reasonable accounting, legal, tax reporting, franchise tax, administrative and general operating and overhead costs and expenses incurred in connection with its investment in Edgen Group and EDG LLC (to the extent not directly incurred by Edgen Group or a subsidiary of Edgen Group).  All payments to be made by Edgen Group pursuant to this Section 9 shall be made by Edgen Group promptly upon or as soon as practicable after presentation by EM II LP or B&L, as the case may be, to Edgen Group of a statement in connection therewith, by wire transfer of immediately available funds to one or more accounts designated by EM II LP or B&L, as the case may be.

10.           Amendment; Waiver.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in a writing specifically referring to this Agreement and signed by each of the Parties hereto.  No failure or delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

11.           Addresses and Notices. Except as otherwise expressly provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by overnight delivery by reputable delivery service or courier, or by facsimile (confirmed with a copy sent by one of the aforementioned methods), to the intended Party at the address or facsimile number of such Party set forth below or at such other address or facsimile number as shall be designated by such Party in a written notice to the other Party hereto. All such notices, requests, claims, demands and other communications shall be deemed to have been delivered and received (i) when delivered personally to the recipient, (ii) upon transmission by facsimile if received during normal business hours of the recipient and, if not, the next Business Day after transmission, as evidenced by confirmation of transmission from the sender’s facsimile machine or (iii) on the date of delivery set forth in the applicable proof of delivery if sent by reputable delivery service or courier.

If to Edgen Group, EDG LLC or EM Holdings to:

Edgen Group
18444 Highland Road
Baton Rouge, Louisiana 70809
Attention:  Chief Executive Officer
Facsimile:  (225) 756-7953

If to EM II LP to:

Edgen Murray II, L.P.
c/o Jefferies Capital Partners IV L.P.
520 Madison Avenue
10th Floor
New York, NY 10022
Attention:  Nicholas Daraviras
Facsimile:  (212) 284-1717

If to B&L to:

Bourland & Leverich Holdings LLC
c/o Jefferies Capital Partners IV L.P.
520 Madison Avenue
10th Floor
New York, NY 10022
Attention:  Nicholas Daraviras
Facsimile:  (212) 284-1717

12.           Further Action.  Each Party agrees to execute and deliver all such documents and take or refrain from taking all such actions as may be reasonably requested by any other Party hereto in furtherance of the purposes of this Agreement.

13.           Binding Nature; Successors and Assigns; Appointment of Representative.

(a)           This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and executors, administrators and heirs. No Party may assign, delegate, transfer or otherwise dispose of any of its rights or obligations under this Agreement in whole or in part without, in each case, obtaining the prior written consent of the other Parties hereto; provided that, from and after the Closing, each of EM II LP and B&L may from time to time assign, transfer or otherwise dispose of any of its rights under this Agreement in whole or in part to any one or more Persons without consent. If EM II LP or B&L makes any such assignment, transfer or other disposition, it shall have the right to specify the extent thereof and any terms or conditions applicable thereto, including limitations on transfer, assignment or exercise of rights under this Agreement or the other Transaction Documents. Each Party agrees that each of EM II LP and B&L shall have the right to appoint a representative to exercise any of its rights under this Agreement or designate a process for appointing and removing such a representative. The other Parties shall not be required to recognize any purported assignee or transferee as such unless such purported assignee or transferee provides the Parties with evidence reasonably satisfactory to the Parties of the assignment or transfer to such purported assignee or transferee.

(b)           Edgen Group agrees not to consummate a merger, consolidation or sale or other disposition (whether by asset sale, equity sale, statutory division, merger or otherwise, and whether in one or more transactions) of all or substantially all of its assets (a “Sale Transaction”) without first delivering to EM II LP and B&L a written agreement of the surviving, resulting, successor or transferee Person that such Person shall be bound by the terms of this Agreement and that provides that EM II LP and B&L are intended third-party beneficiaries of such agreement.  If Edgen Group delivers such an agreement, then, notwithstanding the first sentence of this Section 13, it shall be permitted to consummate the applicable Sale Transaction.

(c)           A reference to any party to this Agreement or another agreement or document includes the party’s successors and permitted assigns.

(d)           Any purported assignment in violation of this Section 13 shall be void and unenforceable ab initio.

14.           No Third Party Beneficiaries. Except as expressly set forth in Section 13, nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the Parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15.           Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

(a)           Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b)           Any headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)           All references in this Agreement to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections, or subdivisions of another document or instrument.

(d)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(e)           The word “including” shall mean including without limitation.

(f)           The word “or” will have the inclusive meaning represented by the phrase “and/or”.

(g)           No presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(h)           The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

16.           Severability. If any provision of this Agreement is illegal, invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (i) the other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally and equitably construed in order to carry out as nearly as possible the purpose and intent of this Agreement; (ii) the illegality, invalidity or unenforceability of any such provision in such jurisdiction will not affect the legality, validity or enforceability of such provision in any other jurisdiction; and (iii) in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible so as to be enforceable to the maximum extent compatible with applicable law.

17.           Integration.  This Agreement, together with the other Transaction Documents, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, between or among the Parties with respect to the subject matter hereof.

18.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware applicable to contracts entered into and to be performed entirely within the State of Delaware by citizens of the State of Delaware, without giving effect to conflicts of laws provisions or any other principles or rules that would require or permit the application of the laws of any other jurisdiction.

19.           Submission to Jurisdiction; Waiver of Jury Trial. (a) To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court is unavailable, any state or federal court located in Wilmington, Delaware, as well as to the appellate jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit, proceeding or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement, (ii) agrees that all claims in respect of any such action, suit, proceeding or claim shall be brought, heard and determined exclusively in such courts, (iii) agrees that such for a have a reasonable relation to this Agreement, and to the relationship of the Parties with one another; (iv) waives and agrees not to assert any objection that it may now or hereafter have to the laying of venue of any action, suit, proceeding or claim arising out of or relating to this Agreement or the transactions contemplated hereby in any such court, (v) consents to the service of any and all process in any such action, suit, proceeding or claim by the mailing of copies of such process to such Person at its address specified herein or in any other manner permitted by applicable law, (vi) waives to the fullest extent permitted by applicable law any and all rights to a trial by jury in connection with any such action, suit, proceeding or claim, (vii) agrees that a final judgment in any such action, suit, proceeding or claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (viii) agrees that performance under this Agreement shall continue if reasonably possible during any such action, suit, proceeding or claim.

20.           Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission will be as effective as physical delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

EDGEN GROUP INC.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President and Chief Financial Officer

EDG HOLDCO LLC

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer and Secretary

EM HOLDINGS LLC

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY II, L.P.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President and Chief Financial Officer

BOURLAND & LEVERICH HOLDINGS LLC

By:	/s/ Robert F. Dvorak
Name: Robert F. Dvorak
Title: President and Chief Executive Officer

[Signature Page to Reorganization Agreement]

Schedule 1

Plan of Reorganization

This Plan is adopted as of the date first written above by the Parties.

The U.S. federal income tax consequences of Step 1 below are intended to be a tax-free exchange pursuant to and governed by Section 351(a) or Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).  The U.S. federal income tax consequences of Steps 4(a), 6 and 8 below, in connection with the Initial Public Offering, are intended to be governed by Section 351(a) of the Code.  The U.S. federal income tax consequences of each of Steps 4(b)(i), 5, 7, and 10 below are intended to be governed by Section 721(a) of the Code.

This Plan consists of the following steps (the “Steps”) all of which shall take place concurrently with the Closing and shall be deemed to occur simultaneously in the following order:

1.           Transfer of EMGH Limited by EM II LP to EMC.  EM II LP shall transfer all of the issued and outstanding equity interests of EMGH to EMC (which is EM II LP’s wholly owned subsidiary) in exchange for additional shares of EMC that EMC shall issue to EM II LP, and thereby EMGH shall become a wholly owned subsidiary of EMC.  EMGH shall consent to this share exchange.

2.           Assumption of Seller Note by B&L Supply.  B&L Supply shall assume, indemnify B&L against and agree to fully pay, discharge, satisfy and perform all of the Liabilities of B&L under the Contingent Junior Subordinated Note, dated August 19, 2010, made by B&L to Bourland & Leverich Supply Co., L.C. (the “Seller Note”).

3.           Redemption of EMC’s Interest in B&L.  In complete redemption of EMC’s entire limited liability company interest in B&L, B&L shall distribute to EMC units it holds in B&L Supply such that EMC owns 13.6% of all of the B&L Supply units following the completion of Step 15.

4.           Restricted Units.

(a)           For each then outstanding restricted partnership unit of EM II LP granted by EM II LP (each, an “EM Restricted Unit”), Edgen Group shall issue to the holder of such EM Restricted Unit 69.9 shares of restricted Class A Common Stock (the “Restricted Shares”).  Each then outstanding restricted Class B membership unit granted by B&L (the “BL Class B Membership Units”) shall be converted into 0.5737 restricted Class A membership units of B&L.  For each outstanding restricted Class A membership unit of B&L granted by B&L or outstanding as a result of the conversion of BL Class B Membership Units (each, a “BL Restricted Unit” and, together with the EM Restricted Units, the “Restricted Units”), Edgen Group shall issue to the holder of such BL Restricted Unit 213.2 Restricted Shares.

(b)           In consideration of the steps described hereinafter:

(i)            Edgen Group shall be deemed contribute the Restricted Units to EDG LLC and EDG LLC shall be deemed accept the contribution of the Restricted Units.

(ii)           EDG LLC shall be deemed to return the EM Restricted Units to EM II LP and EM II LP shall cancel the EM Restricted Units. EDG LLC shall be deemed to return the BL Restricted Units to B&L and B&L shall cancel the BL Restricted Units.

(c)           The Restricted Shares shall contain substantially all of the same terms as the Restricted Units (e.g., vesting, etc.), except to the extent such terms are rendered inoperative by reason of the Reorganization and the Restricted Shares shall not give the holder thereof additional benefits that such holder did not have under the Restricted Unit.

5.           Contribution of EMC by EM II LP to EDG LLC.  EM II LP shall contribute 99.9% of the issued and outstanding capital stock of EMC to EDG LLC and EDG LLC shall accept this contribution. In exchange therefor, (a) EDG LLC shall (i) assume, indemnify EM II LP against and agree to fully pay, discharge, satisfy and perform all of the Liabilities of EM II LP as of the Closing and (ii) issue 12,615,230 membership units of EDG LLC to EM II LP, which such units shall be validly issued, fully-paid and non-assessable and free and clear of any mortgage, lien, pledge, charge, equitable interest, security interest, preemptive right, right of first refusal or similar restriction or right, option, title defect or encumbrance of any kind (“Lien”), other than restrictions on transfer generally applicable under securities laws and (b) EM II LP shall be admitted as a member of EDG LLC.

6.           Contribution of EMC by EM II LP to Edgen Group.   EM II LP shall contribute 0.1% of the issued and outstanding capital stock of EMC to Edgen Group and Edgen Group shall accept this contribution.  In exchange therefor, Edgen Group shall issue 12,615,230 shares of Class B Common Stock to EM II LP, which such shares shall be validly issued, fully-paid and non-assessable and free and clear of any Lien, other than restrictions on transfer generally applicable under securities laws.

7.           Contribution of B&L Supply by B&L to EDG LLC.  B&L shall contribute 99.9% of the issued and outstanding limited liability company interests of B&L Supply held by B&L to EDG LLC and EDG LLC shall accept this contribution.  In exchange therefor, (a) EDG LLC shall (i) assume, indemnify B&L against and agree to fully pay, discharge, satisfy and perform all of the Liabilities of B&L as of the Closing and (ii) issue 11,727,908 membership units of EDG LLC to B&L, which such units shall be validly issued, fully-paid and non-assessable and free and clear of any Lien, other than restrictions on transfer generally applicable under securities laws and (b) B&L shall be admitted as a member of EDG LLC.

8.           Contribution of B&L Supply by B&L to Edgen Group.   B&L shall contribute 0.1% of the limited liability company interests of B&L Supply held by B&L to Edgen Group and Edgen Group shall accept this contribution.  In exchange therefor, Edgen Group shall issue 11,727,908 shares of Class B Common Stock to B&L, which such shares shall be validly issued, fully-paid and non-assessable and free and clear of any Lien, other than restrictions on transfer generally applicable under securities laws.

9.           Amended and Restated Limited Liability Company Agreement of EDG LLC.  Edgen Group, EM II LP, B&L and EDG LLC shall enter into the Amended and Restated Limited Liability Company Agreement of EDG LLC substantially in the form attached to the Registration Statement at the time it was declared effective.

10.           Issuance of EDG LLC Membership Units to Edgen Group.  Edgen Group shall contribute (a) all of the issued and outstanding capital stock of EMC received by Edgen Group in Step 6, (b) all of the issued and outstanding limited liability company interests of B&L Supply received by Edgen Group in Step 8, and (c) $153,862,500 to EDG LLC.  EDG LLC shall accept these contributions and the contribution of Restricted Units in Step 4 and, in exchange therefor, issue 15,000,000 new membership units of EDG LLC to Edgen Group.

11.           Exchange Agreements and TRA Agreements.  Edgen Group and EM II LP shall enter into an Exchange Agreement and a Tax Receivable Agreement, each substantially in the form attached to the Registration Statement at the time it was declared effective.  Edgen Group and B&L shall enter into an Exchange Agreement and a Tax Receivable Agreement, each substantially in the form attached to the Registration Statement at the time it was declared effective.  EDG LLC shall also enter into each of those Exchange Agreements.

12.           Options.

For each then outstanding option to purchase a partnership unit of EM II LP granted by EM II LP (each, an “EM Option”), Edgen Group shall grant to the holder of such EM Option an option to purchase 69.9 shares of Class A Common Stock (each a “New Option”) and EM II LP shall cancel the EM Option.  For each outstanding option to purchase a membership unit of B&L granted by B&L (each, a “BL Option” and, together with the EM Options, the “Old Options”), Edgen Group shall grant to the holder of such BL Option a New Option to purchase 213.2 shares of Class A Common Stock and B&L shall cancel the BL Option.

(a)           With respect to any Old Option and the New Option granted in respect thereof:

(i)           the excess of the aggregate fair market value (which shall be deemed to be the Initial Public Offering price) of the shares subject to such New Option immediately after the grant of such New Option over the aggregate exercise price of such New Option shall be equal to the excess of the aggregate fair market value (as determined by the Parties in good faith) of all partnership units or membership units, as the case may be, subject to such Old Option immediately before the grant of such New Option over the aggregate exercise price of such Old Option (i.e., the aggregate spread on the New Option must not exceed the aggregate spread on the Old Option); and

(ii)           the ratio of the exercise price to the fair market value (as determined by the Parties in good faith) of the New Option immediately after the grant of the New Option shall be equal to the ratio of the exercise price to the fair market value (as determined by the Parties in good faith) of the Old Option immediately before the cancelation of the Old Option.

(b)           The New Option shall contain substantially all of the same terms as the Old Option (e.g., vesting, etc.), except to the extent such terms are rendered inoperative by reason of the Reorganization and the New Option shall not give the option holder additional benefits that the option holder did not have under the Old Option.

13.           Surrender of Outstanding Class A Common Stock.  Edgen Holdings LLC shall surrender its one share of Class A Common Stock to Edgen Group without consideration.

14.           Contribution of EMC by EDG LLC to EM Holdings.  EDG LLC shall contribute all of the capital stock of EMC to EM Holdings.

15.           B&L Supply Debt Repayment.  EDG LLC shall contribute $125,444,366.17 million of proceeds to B&L Supply.  B&L Supply shall accept such contribution and issue new membership units of B&L Supply to EDG LLC such that EDG LLC owns 86.4% of all of the membership units of B&L Supply following the completion of Steps 3 and 15.  B&L Supply shall (a) pay off the Credit Agreement, dated as of August 19, 2010, among B&L, B&L Supply, the Subsidiary Guarantors (as defined therein), the lenders party thereto and Jefferies Finance LLC, (b) pay down borrowings outstanding under the Credit Agreement, dated as of August 19, 2010, by and among B&L Supply, B&L, the Guarantors party thereto, the Lenders party thereto, Regions Bank, RBS Business Capital and Jefferies Finance LLC and (c) pay down borrowings outstanding under the Seller Note.

16.           EMC Debt Repayment.  EDG LLC shall contribute $26,418,133.83 million of proceeds to EM Holdings.  EM Holdings shall accept such contribution and contribute such amount to EMC. EMC shall accept such contribution and shall pay down borrowings outstanding under the Credit Agreement, dated as of May 11, 2007, by and among EMC, Edgen Murray Canada, Inc. and Edgen Murray Europe Limited, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank N.A., Toronto Branch and J.P. Morgan Europe Limited.

17.           Purchase of B&L Supply Units.  If EM II LP so elects, EM Holdings shall purchase such number of EMC’s B&L Supply membership units as EM II LP shall elect for fair market value in cash or, if EMC so elects, a note from EM Holdings in such amount. Fair market value shall be determined by EM II LP and EM Holdings in good faith.  Any payments made pursuant to the Tax Receivable Agreement between Edgen Group and EM II LP referred to in Step 11 above on account of any purchase of B&L Units in this Step 17 shall be treated as additional proceeds paid for the stock of EMC in connection with Step 5 above.